       As filed with the Securities and Exchange Commission on __________, 1999
                                                  Registration No. ____-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 THE 3DO COMPANY
             (Exact name of registrant as specified in its charter)


          DELAWARE                                     94-3177293
  ------------------------               ------------------------------------
  (State of Incorporation)               (I.R.S. Employer Identification No.)


                               600 GALVESTON DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
                            1993 INCENTIVE STOCK PLAN
                            (Full title of the plan)

                                 JAMES ALAN COOK
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                 THE 3DO COMPANY
                               600 GALVESTON DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 261-3000
            (Name, address and telephone number of agent for service)

                                    COPY TO:
                                  NEIL J. WOLFF
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                                 (650) 493-9300
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                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED                PROPOSED
          TITLE OF                                                MAXIMUM                MAXIMUM                  AMOUNT
         SECURITIES                      AMOUNT                  OFFERING               AGGREGATE                   OF
           TO BE                          TO BE                  PRICE PER               OFFERING              REGISTRATION
         REGISTERED                    REGISTERED                SHARE(1)                PRICE(1)                  FEE
-------------------------------------------------------------------------------------------------------------------------------

Common Stock                        5,282,793 shares              $8.375             $44,243,391.38            $11,680.26
-------------------------------------------------------------------------------------------------------------------------------

      1. Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Common Stock on December 9, 1999 as reported on The Nasdaq Stock Market.

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

                                 THE 3DO COMPANY

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

         The following documents and information previously filed with the Securities and Exchange Commission by The 3DO Company (the "Company") are hereby incorporated by reference in this Registration Statement:

(1) The Company's Annual Report on Form 10-K for the year ended March 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed pursuant to Section 13 of the Exchange Act.

(3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, filed pursuant to Section 13 of the Exchange Act.

(4)      The Company's Report on Form 8-K filed on July 21, 1999 pursuant to
         Section 13 of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into Indemnification Agreements with its executive officers and directors. The Company has also purchased and maintains insurance for its officers, directors, employees and agents against liabilities which an officer, a director, an employee or an agent may incur in his capacity as such.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.


     EXHIBIT
     NUMBER                               DESCRIPTION
    --------      --------------------------------------------------------------------
      5.1         Opinion of Counsel as to legality of securities being registered.
     23.1         Consent of Counsel (contained in Exhibit 5.1).
     23.2         Consent of Independent Auditors.
     24.1         Power of Attorney (contained on page II-4).

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, California on this December 13, 1999.

                                      THE 3DO COMPANY

                                      By:   /S/ JOHN ADAMS
                                            -----------------------------------
                                            John Adams, Chief Financial Officer
                                            (Principal Financial Officer
                                             and Principal Accounting Officer)
                                            (Duly Authorized Officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, William M. Hawkins, III, and James Alan Cook, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do so or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                        Title                                 Date
---------------------------------------------- ----------------------------------------------- -------------------------
                                               Chairman of the Board of Directors
/S/ WILLIAM M. HAWKINS, III                     and Chief Executive Officer
---------------------------                    (Principal Executive Officer)                   December 13, 1999
(William M. Hawkins, III)
                                               Chief Financial Officer
/S/ JOHN ADAMS                                 (Principal Financial Officer
--------------                                  and Principal Accounting Officer)              December 13, 1999
(John Adams)

/S/ H. WILLIAM JESSE, Jr.
-------------------------
(H. William Jesse, Jr.)                        Director                                        December 13, 1999

/S/ HUGH C. MARTIN
------------------
(Hugh C. Martin)                               Director                                        December 13, 1999

/S/ WILLIAM A. HALL
-------------------
(William A. Hall)                              Director                                        December 13, 1999

                                                   EXHIBIT INDEX

                                                                                           Sequentially
     Exhibit                                                                                 Numbered
     Number                                             Exhibit                                Page
------------------ ---------------------------------------------------------------------------------------

       5.1         Opinion of Counsel as to legality of securities being registered

      23.1         Consent of Counsel (contained in Exhibit 5.1)

      23.2         Consent of Independent Auditors

      24.1         Power of Attorney (contained on page II-4)